UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2022 (December 31, 2021)

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer	,	San Clemente	,	California	92673
(Address of principal executive offices)					(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ICUI	The Nasdaq Stock Market LLC
(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Director

On December 31, 2021, Robert S. Swinney notified ICU Medical, Inc. (the “Company”) of his resignation, effective December 31, 2021 from the Company’s Board of Directors (the “Board”) in accordance with the Board’s retirement policy after 24 years of service. Mr. Swinney’s decision to retire was not because of any disagreement with the Company’s operations policies or practices.

New Director

On December 31, 2021, the Board elected Ms. Kolleen Kennedy as a new director of the Company, effective December 31, 2021. The Board determined that Ms. Kennedy qualifies as an independent director within the meaning of the listing requirements of NASDAQ. Ms. Kennedy will stand for election by the Company’s stockholders at the 2022 Annual Meeting of Stockholders, which is expected to be held in May 2022.

Kolleen Kennedy served as President, Proton Solutions & Growth Office at Varian Medical Systems (“Varian”) from 2018 until December 31, 2021 when she retired. Ms. Kennedy joined Varian in 1997 as Marketing Manager for radiation therapy delivery systems, and assumed other strategic roles including President of Varian Oncology Systems. Prior to joining Varian, Ms. Kennedy was with Siemens Medical and Radiation Oncology Computer Systems in radiation oncology product sales and marketing. Ms. Kennedy currently serves on the board of Wayne State University Foundation since 2018, on the board of the City Cancer Challenge Foundation since 2018, and served on the board of the Radiation Oncology Institute from 2018 to 2021.

As a non-employee director, Ms. Kennedy will receive a prorated (a) annual equity grant in the form of restricted stock units and non-qualified stock options of the $170,000 aggregate annual equity award and (b) portion of the $70,000 annual cash retainer.

The Company will enter into an indemnification agreement with Ms. Kennedy in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.1 to the Company’s Form 10-Q for September 30, 2010, which was filed with the Securities and Exchange Commission on October 22, 2010.

Ms. Kennedy is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings pursuant to which Ms. Kennedy was selected as a director.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: January 4, 2022	By:	/s/ Brian M. Bonnell
Brian M. Bonnell
Chief Financial Officer